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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference into The Titan Corporation's previously filed Registration Statements (as amended, as applicable) File Numbers 33-4041, 33-9570, 33-12119, 33-15680, 33-37827, 33-56762, 33-65123, 33-83402, 333-07413,
333-10919, 333-10965, 333-30947, 333-57651, 333-66149, 333-47633, 333-66147,
333-67341, 333-68621, 333-90133, 333-90139, 333-35102 and 333-35274, of our
report dated January 31, 2000 (except with respect to the matters discussed in Note 16, as to which the date is March 30, 2000) related to the financial statements of The Titan Corporation included in The Titan Corporation's Form 10-K/A dated May 23, 2000.

/s/ ARTHUR ANDERSEN LLP

San Diego, California
July 5, 2000